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Exhibit 5.2

CALLISTER NEBEKER & MCCULLOUGH
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
GATEWAY TOWER EAST SUITE 900
10 EAST SOUTH TEMPLE
SALT LAKE CITY, UTAH 84133
TELEPHONE 801-530-7300
FAX 801-364-9127

March 31, 2006

VIA HAND DELIVERY
Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111
Zions Capital Trust C

Zions Capital Trust D
c/o Zions Bancorporation,
One South Main Street, Suite 1134
Salt Lake City, Utah 84111

Ladies and Gentlemen:

        We have acted as Utah counsel to Zions Bancorporation, a Utah corporation (the "Company"), in providing this opinion with respect to the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to:

        (a)   senior and subordinated debt securities (collectively, the "Debt Securities") of the Company;

        (b)   (i) warrants, options or similar instruments for the purchase of the Company's debt securities, preferred stock, common stock, depositary shares or units (collectively, the "Warrants"), and (ii) rights, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value or stream of cash payments is determined by reference to, the occurrence or non-occurrence of or the performance, level or value of, one or more of the following: (1) securities of one or more issuers, including the Company's common or preferred stock or other securities described in the prospectus filed as part of the Registration Statement or debt or equity securities of third parties, (2) one or more currencies, (3) one or more commodities, (4) any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and (5) one or more indices or baskets of the items described above (collectively, the "Other Rights");

        (c)   stock purchase contracts, including contracts obligating holders to purchase from the Company and the Company to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates (collectively, the "Purchase Contracts");

        (d)   units comprised of one or more Debt Securities, shares of Common Stock (as defined below), shares of Preferred Stock (as defined below), Purchase Contracts, Warrants, Other Rights and other securities in any combination (the "Units");

        (e)   shares of common stock, no par value, of the Company issuable upon the conversion of Debt Securities or Preferred Stock (as defined below), the exercise of Warrants or Other Rights or pursuant to Purchase Contracts (the "Common Stock");

        (f)    shares of preferred stock of the Company issued from time to time in one or more series (the "Preferred Stock");

        (g)   public depositary shares issued by a depositary representing a fractional share or multiple shares of Preferred Stock ("Depositary Shares");

        (h)   one shareholder protection right included as part of each share of Common Stock (the "Rights") pursuant to the Company's Shareholder Protection Rights Plan, dated September 21, 1996 (the "Rights Plan"), between the Company and Zions First National Bank, as rights agent (the "Rights Agent");

        (i)    capital securities of each of Zions Capital Trust C and Zions Capital Trust D (the "Capital Securities") representing undivided beneficial interests in the assets of Zions Capital Trust C and Zions Capital Trust D, as applicable, each of which is a Delaware statutory business trust (each a "Trust" and, collectively, the "Trusts");

        (j)    guarantees by the Company, on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Capital Securities (the "Guarantees"); and

        (k)   junior subordinated debentures issuable by the Company to the Trusts in connection with the offering by the Trusts of the Capital Securities (the "Debentures").

        The Debt Securities, Warrants, Other Rights, Purchase Contracts, Units, Common Stock, Preferred Stock, Depositary Shares, Rights, Capital Securities, Guarantees and Debentures are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the senior debt securities will be issued under an Indenture dated September 10, 2002 (the "Senior Indenture") between the Company and J.P. Morgan Trust Company, N.A. (the "Senior Trustee"), as Senior Trustee, and the subordinated debt securities will be issued under an Indenture dated September 10, 2002 (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures", and individually, an "Indenture") between the Company and J.P. Morgan Trust Company, N.A. (the "Subordinated Trustee"), as Subordinated Trustee (each of the Senior Trustee and the Subordinated Trustee, a "Trustee").

        Each series of Warrants or Other Rights may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument ("Warrant Agreement"), each to be entered into between the Company and a bank identified in the applicable Warrant Agreement. The Units will be issued under one or more unit agreements ("Unit Agreement"), each to be entered into between the Company and a bank or other financial institution identified in the applicable Unit Agreement. The shares of Preferred Stock underlying any Depositary Shares will be deposited under a separate deposit agreement ("Deposit Agreement") between the Company and a bank or trust company identified in the applicable Deposit Agreement.

        In connection with our representation of the Company in this matter, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents, including the resolutions of the Company's Board of Directors authorizing the filing of the Registration Statement (the "Resolutions") necessary to or appropriate for our opinion contained in this letter (collectively, the "Transaction Documents"). In our examination of the Transaction Documents, we have assumed the genuineness of all signatures that exist on those documents and have assumed the authenticity and regularity of each of the Transaction Documents submitted to us. We have also relied as to certain matters of fact upon representations made to us by public officials, officers and agents of the Company, and other sources we believe to be responsible. We have also assumed that each of the Indentures has been duly authorized, executed and delivered by the Trustee thereunder, an assumption we have not independently verified.

        For purposes of this opinion, we have assumed the following, that

          (i)    At the time of the issuance of any of the Offered Securities by the Company, the Company will be validly existing under the laws of the State of Utah;

          (ii)   The execution, delivery and performance by the Company of the Indentures, any Warrant Agreement, Unit Agreement, or Deposit Agreement, and the offering and issuance of the Offered Securities and the terms and conditions thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene its Articles of Incorporation, as amended from time to time, or its Restated Bylaws, (b) violate any law, rule or regulation applicable to it, (c) result in any conflict with or breach of any agreement or document binding on the Company, or (d) contravene or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

          (iii)  the Registration Statement has become effective under the Act;

          (iv)  a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws;

          (v)   all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet;

          (vi)  a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto;

          (vii) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the prospectus supplement(s), pricing supplement(s) or term sheet(s) referred to therein; and

          (viii)   for purposes of our opinion set forth in paragraph 10 below, at all relevant times, the Capital Securities (or any other similar securities referenced in paragraphs (a)-(k) of this letter) and the related trust agreements will have been duly executed and delivered by the respective Trusts (or the issuers of any such other securities) and, in the case of the trust agreements, by the Company, the Capital Securities (or any such other securities) will have been duly authenticated, if required under the trust agreements, and the Capital Securities (or any such other securities) and the trust agreements will constitute valid and legally binding obligations of the respective Trusts (or any such other issuers), and, in the case of the trust agreements, of the Company under the laws of the State of Delaware. We are expressing no opinion as to such matters.

Based upon and subject to and in reliance on the foregoing, it is our opinion that:

        1.     The Company is a duly organized and existing corporation under the laws of the State of Utah.

        2.     Debt Securities. The indenture relating to the senior debt securities, which is dated as of September 10, 2002, has been duly authorized, executed and delivered by the Company, and the indenture relating to the subordinated debt securities, which is dated as of September 10, 2002, has been duly authorized, executed and delivered by the Company. With respect to the Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company.

        3.     Warrants or Other Rights. With respect to the Warrants or Other Rights, assuming (i) the due authorization, execution and delivery of the applicable Warrant Agreement by one or more banks identified in such Warrant Agreement, and (ii) due execution, countersignature and delivery of the Warrant Agreement, when such Warrants or Other Rights have been issued and sold, such Warrant Agreement evidencing the Warrants or Other Rights will constitute valid and legally binding obligations of the Company.

        4.     Purchase Contracts. With respect to the Purchase Contracts, assuming the due execution, countersignature and delivery of the Purchase Contracts, when such Purchase Contracts have been issued and sold, such Purchase Contracts will constitute valid and legally binding obligations of the Company.

        5.     Units. With respect to the Units, when the terms of the unit agreements under which certain of the Units are to be issued have been duly established and the Unit Agreements have been duly executed and delivered, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreements, and when such Units have been duly executed and authenticated in accordance with the applicable Unit Agreements and issued and sold, against payment therefor, as contemplated in the Registration Statement, such Units will constitute valid and legally binding obligations of the Company. The Units covered by the opinion in this paragraph 5 include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Offered Security.

        6.     Common Stock.

          (i)    With respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon conversion of such Debt Securities or Preferred Stock has been authorized by all necessary corporate action, that such Debt Securities or Preferred Stock have been converted in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered.

          (ii)   With respect to Common Stock issuable upon the exercise of Warrants or Other Rights, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon exercise of such Warrants or Other Rights has been authorized by all necessary corporate action, that such Warrants or Other Rights have been exercised in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered.

          (iii)  With respect to Common Stock issuable upon the settlement of Purchase Contracts, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon settlement of such Purchase Contracts has been authorized by all necessary corporate action, that such Purchase Contracts have been settled in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered.

        7.     Preferred Stock. With respect to Preferred Stock, upon the authorization, execution, delivery, and filing with and recording by the Utah Division of Corporations and Commercial Code, of an applicable amendment to the Company's Articles of Incorporation, following the completion of all necessary corporate action, and the execution, issuance, and delivery of the Preferred Stock pursuant to such amendment to the Company's Articles of Incorporation against payment therefor, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

        8.     Depositary Shares. With respect to the Depositary Shares, assuming (i) the due authorization of the applicable Deposit Agreement by the Company and the underlying Preferred Stock, (ii) the due authorization, execution and delivery of the applicable Deposit Agreement by one or more banks or trust companies identified in such Deposit Agreement, and (iii) due execution, countersignature and delivery of the depositary receipts issued under the Deposit Agreement evidencing the Depositary Shares, when such Depositary Shares have been issued and sold against payment therefor, such Depositary Shares will be duly authorized and validly issued.

        9.     Rights. With respect to the Rights, assuming that the Rights Plan has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and shares of Common Stock have been validly issued conversion, exercise or exchange of any of the Offered Securities that are convertible into or exercisable or exchangeable for shares of Common Stock, the Rights attributable to such shares of Common Stock will be validly issued.

        10.   Debentures and Guarantees. With respect to the Debentures and Guarantees, when

          (a)   the guarantee agreement related to the Guarantee of the Capital Securities of a Trust (the "Guarantee Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement;

          (b)   the amended and restated trust agreement related to the issuance of Capital Securities by such Trust (the "Amended and Restated Trust Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement;

          (c)   the indenture relating to the Debentures has been duly authorized, executed and delivered by each of the parties thereto as filed as an exhibit to the Registration Statement, the terms of the corresponding Debentures and of their issuance and sale have been duly established in conformity with the indenture so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debentures have been duly executed and authenticated in accordance with the indenture and issued and sold to such Trust as contemplated in the Registration Statement; and

          (d)   the terms of the Capital Securities and their issuance and sale by such Trust have been duly established in conformity with the Trust's Amended and Restated Trust Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust, and the Capital Securities have been duly authorized, executed, authenticated and issued and sold in accordance with the Amended and Restated Trust Agreement and as contemplated in the Registration Statement; the Debentures and the Guarantees relating to the Capital Securities of such Trust will constitute valid and legally binding obligations of the Company.

        Our opinion, as set forth herein, is subject to the following further qualifications:

          (A)  Insofar as our opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, regardless of whether such is considered in a proceeding in equity or at law.

          (B)  This opinion speaks only as of its date and you understand that this firm has no obligation to advise you of any changes of law or fact that occur after the date of this opinion, even if the change may affect the legal analysis, a legal conclusion or any informational confirmation in this opinion.

          (C)  Members of our firm are admitted to the Bar in the State of Utah. This opinion is limited to the federal laws of the United States and the laws of the States of Utah and New York, and we have not been asked to address nor have we addressed or expressed an opinion on the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. With respect to all matters of New York law, we have, with your approval, relied upon the opinion, dated the date hereof, of Sullivan & Cromwell LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell LLP. We believe you and we are justified in relying on such opinion for such matters.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of the Securities" in the prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ CALLISTER NEBEKER & McCULLOUGH A Professional Corporation

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  Exhibit 5.2